Exhibit 99.1

Sun New Media Reports Modification to its Board

New York, February 19, 2007 (PR NEWSWIRE) — Sun New Media Inc. (OTCBB: SNMD)(“SNMD”), a Chinese Internet based business media and on-line merchant company today announced that Mr. William Ren Huliang, Founder and CEO of SNMD subsidiary William’s Textiles, has joined the Sun New Media Board of Directors.

Mr. Ren is a

Dr. Bruno Wu, Chairman and CEO of Sun New Media commented, “We . We have a great long time, proven operator. We look forward to his “

About Sun New Media Inc.

Sun New Media is a Chinese Internet based business media company that builds direct-buyer communities and services them with digital media offerings, on-line exhibitions and customer loyalty programs. Sun New Media also builds e-enabled distribution systems, transaction platforms and business communities in fast growing Chinese vertical markets, connecting buyers and sellers with a suite of turnkey digital media, e-commerce, and information management solutions. Companies leverage Sun New Media’s web-based business media communities to access vital industrial intelligence and forge trading relationships with suppliers and buyers that promote cost efficiencies and increased distribution reach. Learn more at www.sunnewmedia.net

This press release includes statements that may constitute “forward-looking” statements, usually containing the word “believe,” “estimate,” “project,” “expect,” “plan,” “anticipate” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of Sun New Media’s product and services in the marketplace, competitive factors and changes in regulatory environments. These and other risks relating to Sun New Media’s business are set forth in Sun New Media’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on June 30, 2006, and other reports filed from time to time with the Securities and Exchange Commission. By making these forward-looking statements, Sun New Media disclaims any obligation to update these statements for revisions or changes after the date of this release.

Contact

Thomas A. Schuler, Chief Financial Officer

tom.schuler@sunnewmedia.net

212-626-5762